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CYTOKINETICS DELIVERS CLINICAL TRIALS DATA
TO INFORM AMGEN’S OPTION RELATING TO CK-1827452

South San Francisco, CA, February 25, 2009 – Cytokinetics, Inc. (Nasdaq: CYTK) announced today that it has delivered to Amgen Inc. the data from the Phase I and IIa clinical trials conducted with CK-1827452 that it believes is required to inform Amgen’s exercise of its option to acquire an exclusive license to CK-1827452 worldwide, excluding Japan. CK-1827452 is a novel cardiac myosin activator that is being developed for the potential treatment of patients hospitalized for heart failure and outpatients with chronic heart failure.

In January 2007, Cytokinetics and Amgen announced the initiation of a collaboration and option agreement regarding CK-1827452 and other novel small molecule compounds that activate cardiac muscle contractility for potential applications in the treatment of heart failure. Under the agreement, Amgen received an option to obtain an exclusive license to develop and commercialize CK-1827452 worldwide, except in Japan. Cytokinetics believes that the delivery of the clinical trials data commences a limited time period in which Amgen can exercise its option. To exercise its option, Amgen must notify Cytokinetics within the defined option exercise period and pay to Cytokinetics an exercise fee of $50 million.

“We are pleased to provide these clinical trials data to Amgen in order to inform its option decision,” stated Robert I. Blum, Cytokinetics’ President and Chief Executive Officer. “These Phase I and Phase IIa clinical trials data support our plans to initiate a Phase IIb clinical development program of CK-1827452 directed to patients hospitalized for heart failure and higher-risk chronic heart failure outpatients. We look forward to the initiation of the next stage of development for this promising drug candidate.”

Background on Amgen Collaboration

In connection with the execution of the collaboration and option agreement, Cytokinetics received from Amgen approximately $75 million, comprised of a non-refundable up-front license and technology access fee of $42 million and equity investment of approximately $33 million.

If Amgen exercises its option to obtain an exclusive license to CK-1827452, it would thereafter be responsible, at its expense, for the development and commercialization of CK-1827452 and related compounds, subject to Cytokinetics’ development and commercialization participation rights.  In addition, Cytokinetics would be eligible to receive pre-commercialization and commercialization milestone payments of up to $600 million on CK-1827452 and other products arising from the collaboration, and royalties that escalate based on increasing levels of annual net sales of products commercialized under the agreement.  Cytokinetics also has the opportunity to earn increased royalties by sharing certain Phase III development costs. In that case, Cytokinetics could co-promote products in North America and would have an agreed role in commercialization activities in North America.

If Amgen does not exercise its option on CK-1827452 within the defined time period, Cytokinetics may then develop and commercialize CK-1827452 as it deems appropriate, independently or with third parties.

About CK-1827452

CK-1827452 is a novel compound that directly stimulates the activity of the cardiac muscle myosin motor protein without increasing the intracellular calcium concentration. This novel mechanism of action lengthens the systolic ejection time, which results in increased cardiac contractility and cardiac output in a potentially more oxygen-efficient manner. CK-1827452 is being developed as a potential treatment for patients with either acutely decompensated or chronic heart failure. It has been studied in a clinical trials program comprised of multiple Phase I and Phase IIa trials, designed to evaluate the safety, tolerability, pharmacodynamics and pharmacokinetic profile of this drug candidate in both intravenous and oral formulations.

At the Scientific Sessions of the American Heart Association in November 2008, Cytokinetics reported interim results from an ongoing Phase IIa clinical trial evaluating CK-1827452 administered intravenously to patients with stable heart failure. The interim results showed that CK-1827452 demonstrated statistically significant increases in systolic ejection time and fractional shortening at plasma concentrations greater than 100 ng/mL, statistically significant increases in stroke volume at plasma concentrations greater than 200 ng/mL, and statistically significant increases in ejection fraction at plasma concentrations greater than 300 ng/mL. In addition, these data demonstrated statistically significant correlations between increasing CK-1827452 plasma concentration and increases in systolic ejection time, stroke volume, and fractional shortening, ejection fraction and cardiac output. The results also showed statistically significant correlations between increasing CK-1827452 concentrations and decreases in supine and standing heart rate and left ventricular end-systolic volume. Final data from this trial are scheduled to be presented at the March 2009 Annual Meeting of the American College of Cardiology in Orlando, Florida.

In December 2008, Cytokinetics announced top-line results from a Phase IIa clinical trial evaluating the safety of CK-1827452 in patients with ischemic cardiomyopathy and angina. The primary safety endpoint was defined as stopping an exercise test during double-blind treatment with CK-1827452 or placebo due to unacceptable angina at an earlier exercise stage than at baseline. This endpoint was observed in one patient receiving placebo and did not occur in any patient receiving CK-1827452. The final results from this trial are expected to be presented at an appropriate scientific meeting in 2009.

About Cytokinetics

Cytokinetics is a biopharmaceutical company with a focus on muscle contractility that engages in the discovery, development and commercialization of novel small molecule drugs that may address areas of significant unmet clinical needs. Cytokinetics’ cardiovascular disease program is focused on cardiac myosin, a motor protein essential to cardiac muscle contraction. Cytokinetics’ lead compound from this program, CK-1827452, a novel small molecule cardiac myosin activator, is in Phase II clinical trials for the treatment of heart failure. Amgen Inc. has obtained an option for an exclusive license to develop and commercialize CK-1827452, subject to Cytokinetics’ development and commercial participation rights. In April 2008, Cytokinetics announced the selection of a potential drug candidate, CK-2017357, directed towards skeletal muscle contractility which may be developed as a potential treatment for skeletal muscle weakness associated with neuromuscular diseases or other conditions. In January 2009, Cytokinetics announced the selection of a potential drug candidate directed towards smooth muscle contractility which may be developed as a potential treatment for diseases associated with bronchoconstriction and vasoconstriction.

Cytokinetics’ cancer program is focused on mitotic kinesins, a family of motor proteins essential to cell division. Cytokinetics is developing two drug candidates that have arisen from this program, ispinesib and SB-743921, each an inhibitor of kinesin spindle protein, a mitotic kinesin. In addition, Cytokinetics and GlaxoSmithKline are conducting research and development activities focused on GSK-923295, an inhibitor of centromere-associated protein E.

All of these drug candidates and potential drug candidates have arisen from Cytokinetics’ research activities and are directed towards the cytoskeleton. The cytoskeleton is a complex biological infrastructure that plays a fundamental role within every human cell. Additional information about Cytokinetics can be obtained at www.cytokinetics.com.

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Cytokinetics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Act’s Safe Harbor for forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the sufficiency of the clinical trials data delivered by Cytokinetics to commence the limited time period in which Amgen can exercise its option; Cytokinetics’ and its partners’ research and development programs, including the significance of the results of clinical trials relating to CK-1827452, planned presentations of final clinical trial results, and the initiation of a Phase IIb clinical development program for CK-1827452; Cytokinetics’ potential receipt of funds and anticipated role in development and commercialization activities under its collaboration and option agreement with Amgen; and the properties and potential benefits of CK-1827452 and Cytokinetics’ other drug candidates and potential drug candidates. Such statements are based on management’s current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to, potential difficulties or delays in the development, testing, regulatory approvals for trial commencement, progression or product sale or manufacturing, or production of CK-1827452 or Cytokinetics’ other drug candidates that could slow or prevent clinical development or product approval, including risks that current and past results of clinical trials or preclinical studies may not be indicative of future clinical trials results, patient enrollment for or conduct of clinical trials may be difficult or delayed, including without limitation, due to political instability in countries where clinical trials of CK-1827452 or Cytokinetics’ other drug candidates are being conducted, CK-1827452 or Cytokinetics’ other drug candidates may have adverse side effects or inadequate therapeutic efficacy, the U.S. Food and Drug Administration or foreign regulatory agencies may delay or limit Cytokinetics’ or its partners’ ability to conduct clinical trials, and Cytokinetics may be unable to obtain or maintain patent or trade secret protection for its intellectual property; Amgen may elect not to exercise its option with respect to CK-1827452; Cytokinetics may incur unanticipated research and development and other costs or be unable to obtain additional financing necessary to conduct development of its products; standards of care may change rendering CK-1827452 and Cytokinetics’ other drug candidates obsolete; others may introduce products or alternative therapies for the treatment of indications Cytokinetics’ drug candidates and potential drug candidates may target; and risks and uncertainties relating to the timing and receipt of payments from its partners, including option fees, milestones and royalties on future potential product sales under Cytokinetics’ collaboration agreements with such partners. For further information regarding these and other risks related to Cytokinetics’ business, investors should consult Cytokinetics’ filings with the Securities and Exchange Commission.